UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 19, 2010

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

9420 Underwood Ave., Suite 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisitions of Agribusiness Operations

On April 19, 2009, Green Plains Renewable Energy, Inc. (the “Company”) announced that it had entered into two Asset Purchase Agreements (the “Purchase Agreements”) to acquire agribusiness operations in west Tennessee which includes five grain elevators with federally licensed grain storage capacity of 11.7 million bushels. All of the grain elevators acquired are located within 50 miles of the Company’s Obion, Tennessee ethanol production facility. As part of the Purchase Agreements, the Company also agreed to acquire certain grain and fertilizer inventories and other agribusiness assets. On April 21, 2010, the Company announced the completion of these acquisitions. The Purchase Agreements contain customary representations, warranties, covenants and indemnities from the Sellers.

The agribusiness assets were acquired from companies owned by the Thomas W. Wade, Jr. family and from Farmers Grain of Trenton LLC (collectively, the “Sellers”) for consideration of cash and notes to the Sellers totaling approximately $25.7 million. The five grain elevators are located in Como, Dyer, Kenton, Trenton and Union City, Tennessee, and will be owned by Green Plains Grain Company TN LLC, a wholly-owned subsidiary of the Company, and included in the Company’s agribusiness segment. With the addition of these agribusiness assets, the Company operates 13 grain elevators with 30.3 million bushels of grain storage capacity.

The foregoing description of the Purchase Agreements and the transactions completed thereby do not purport to be complete and are qualified in their entirety by the full text of each agreement. The Purchase Agreements, which include details of all seller parties to these agreements, are attached hereto as Exhibits 10.1 and 10.2. The press releases relating to these acquisitions are attached hereto as Exhibits 99.1 and 99.2.

Green Plains Grain Amended and Expanded Credit Facility

Upon closing the acquisitions, Green Plains Grain Company LLC and Green Plains Grain Company TN LLC (collectively, “Green Plains Grain”) simultaneously entered into a second amended and restated secured credit facility, amending the existing Green Plains Grain Company LLC credit agreement. The security for the credit facility includes a first lien on all real estate and working capital of Green Plains Grain.

The Second Amended and Restated Credit Agreement and related documents entered into by and between Green Plains Grain and First National Bank of Omaha (collectively, the “Green Plains Grain Loan Agreement”) include base revolving, seasonal and term credit commitments totaling $85.0 million. Following are additional details related to the Green Plains Grain Loan Agreement:

•

Base Revolving Credit Facility - $45 million, 15-month revolving line of credit, renewable annually. To finance the purchase of grain and other inventories, to finance grain contracts receivable, grain margin calls and other working capital needs of Green Plains Grain. This revolving credit will also be available for letters of credit.

Key loan information

•	The revolving credit facility matures on August 1, 2011, with interest payable monthly and principal due at maturity.

•	The loan bears interest at LIBOR plus 3.50%, subject to an interest rate floor of 4.50%.

•	Commitment fees are 0.375% on the unused portion.

•	Any letters of credit issued will be priced at the prevailing LIBOR margin.

•

Seasonal Revolving Credit Facility - $20 million revolving seasonal line of credit, available for six months (from October 1 through April 1), to provide additional financing for grain inventories from harvest time through the winter.

Key loan information

•	The seasonal revolving credit facility matures on April 1, 2011.

•	The loan bears interest at one-month LIBOR plus 3.75%, subject to an interest rate floor of 4.50%.

•	Commitment fees are 0.375% on the unused portion during the period the seasonal line is available.

•	Term Loan - $20 million, 5-year term loan payable quarterly. This term loan will be used to refinance the existing term debt plus partially fund the purchase of the Tennessee agribusiness assets.

Key loan information

•	The term loan matures on May 1, 2015.

•

Quarterly payments of $500,000, plus interest, payable the first day of each calendar quarter commencing on July 1, 2010, through maturity, with any remaining balance due at the maturity date of the term loan.

•

The loan bears interest at the three-month LIBOR index plus 4.25%, subject to an interest rate floor of 4.50%. This rate will change every three months on the first day of the new quarter (after the scheduled principal payments are made).

•

The Company has a participation interest in the term loan, which participation interest is expected to be transferred to a third party. In the event that the Company does not transfer such participation interest to a third party reasonably acceptable to the lender within sixty days after the closing date, then the lender shall have the right to accelerate repayment of the term loan.

The Green Plains Grain Loan agreement contains certain financial covenants and restrictions, including the following:

•	Maintenance of working capital of at least $11 million from April 1 through September 30, increasing to $13 million from October 1 through March 31.

•

Minimum tangible net worth (defined as the sum of Green Plains Grains’ (a) total assets (excluding any assets which are treated as intangibles in conformity with GAAP) minus (b) total liabilities, excluding any affiliated debt, all as determined in accordance with GAAP), of not less than $27 million.

•	Minimum fixed charge ratio of not less than 1.25 to 1.0.

•	Maximum long-term funded debt to EBITDAR of not more than 2.50 to 1.0.

•	Maximum future unfunded capital expenditures of not more than $2 million per fiscal year.

Failure to meet financial covenants of the Green Plains Grain Loan Agreement may result in an acceleration of payments due thereunder.

The foregoing description of the Green Plains Grain Loan Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreements which are attached hereto as Exhibits 10.3 to 10.8.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial statement of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(d) Exhibits.

The following exhibit is filed as part of this report.

Exhibit No.	Description of Exhibit

10.1	Asset Purchase Agreement dated as of April 19, 2010 by and among Green Plains Grain Company TN LLC, as the Buyer, and Union City Grain Company LLC, Dyer Gin Company, Inc. and Thomas W. Wade, Jr. Living Trust dated July 25, 2002, collectively as the Seller, and Wade Gin Company, LLC

10.2	Asset Purchase Agreement dated as of April 19, 2010 by and among Green Plains Grain Company TN LLC, as the Buyer, and Farmers Grain of Trenton LLC, Farmers Grain Crop Insurance, LLC and Wilson Street Properties L.L.C., collectively as the Seller

10.3	Second Amended and Restated Credit Agreement dated as of April 19, 2010 by and among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC and First National Bank of Omaha (certain exhibits and schedules to this Exhibit 10.3 have not been filed; however, upon request, the Company will furnish supplementally to the SEC a copy of any omitted exhibits or schedules)

10.4	Second Amended and Restated Revolving Credit Note dated as of April 19, 2010 by and among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC and First National Bank of Omaha

10.5	Second Amended and Restated Term Loan Note dated as of April 19, 2010 by and among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC and First National Bank of Omaha

10.6	Security Agreement dated as of April 19, 2010 between Green Plains Grain Company TN LLC and First National Bank of Omaha

10.7	Post-Closing Agreement dated as of April 19, 2010 between Green Plains Renewable Energy, Inc., Green Plains Grain Company LLC, Green Plains Grain Company TN LLC and First National Bank of Omaha

99.1	Press Release, dated April 19, 2010

99.2	Press Release, dated April 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: April 22, 2010	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer
(Principal Financial Officer)

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